UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2019 (June 5, 2019)

Rockwell Automation, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12383	25-1797617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Second Street

Milwaukee, Wisconsin 53204

(Address of Principal Executive Offices) (Zip Code)

(414) 382-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock ($1.00 par value)	ROK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter) .

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On June 5, 2019, the Board of Directors of the Company approved an increase in the number of directors of the Company from nine to ten effective June 6, 2019, in accordance with its By-Laws. On June 5, 2019, the Board elected Pam Murphy as a director of the Company effective June 6, 2019, to fill the vacancy created by the increase in the number of directors and designated her as a member of the class of directors with a term expiring at our 2020 Annual Meeting of Shareowners. Ms. Murphy was appointed as a member of the Audit Committee and the Technology Committee effective June 6, 2019.

In connection with her election to the Board, Ms. Murphy will receive the standard equity and cash compensation paid to our non-employee directors and new non-employee directors upon first election to the Board, including shares of common stock with a value of $61,667 pursuant to our 2003 Directors Stock Plan, as amended. Director compensation is more fully described in our definitive Proxy Statement dated December 12, 2018 for our 2019 Annual Meeting of Shareowners.

There is no arrangement or understanding between Ms. Murphy and any other person pursuant to which she was selected as a director. Ms. Murphy is not a party to any transaction subject to Item 404(a) of Regulation S-K involving the Corporation or any of its subsidiaries.

A copy of the Company’s press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99	Press release of the Company dated June 6, 2019

(Page 2 of 3 Pages)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL AUTOMATION, INC. (Registrant)

By	/s/ Rebecca W. House
Rebecca W. House
Senior Vice President, General Counsel and Secretary

Date: June 6, 2019

(Page 3 of 3 Pages)